Press Release – For Immediate Release

April 24, 2012

CCFNB Bancorp, Inc. Reports First Quarter 2012 Earnings

Bloomsburg, PA – CCFNB Bancorp, Inc. (OTC: CCFN), parent company of First Columbia Bank & Trust Co., has released its unaudited financial statements for the first quarter of 2012.

Net income, as reported under U.S. Generally Accepted Accounting Principles, for the three months ended March 31, 2012 was $1,818,000 compared to $1,610,000 for the same period in 2011. Earnings per share for the three months ended March 31, 2012 and 2011 were $0.82 and $0.72, respectively. Annualized return on average assets and return on average equity were 1.17% and 10.10% for the three months ended March 31, 2012 as compared to 1.04% and 9.44% for the same period of 2011.

The net interest margin, tax effected, on interest earning assets was 3.47% as of March 31, 2012 as compared to 3.68% as of March 31, 2011.

Total assets increased $6.5 million to $631.2 million at March 31, 2012 from $624.7 million at December 31, 2011. Since the end of 2011, investment securities increased $16.2 million while net loans decreased 0.5% or $1.8 million. Total deposits increased $797 thousand while short term borrowings increased $1.2 million since the end of 2011.

When compared to December 31, 2011, Stockholders’ equity, excluding accumulated other comprehensive income, has increased $879 thousand to $72.2 million as of March 31, 2012. The current level of stockholders’ equity equated to a book value per share of $32.75 at March 31, 2012 as compared with $32.28 as of December 31, 2011. For the three months ended March 31, 2012 and 2011 cash dividends of $.31 per share were paid to stockholders. CCFNB Bancorp, Inc. remains well capitalized, with an equity-to assets ratio of 11.4 % as of March 31, 2012 and December 31, 2011.

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. These factors include operating, legal and regulatory risks; changing economic and competitive conditions and other risks and uncertainties.

CCFNB Bancorp, Inc.

Consolidated Balance Sheets

	(Unaudited)
	March 31,	December 31,
(In Thousands)	2012	2011

ASSETS
Cash and due from banks	$8,646	$9,632
Interest-bearing deposits in other banks	21,029	26,699
Federal funds sold	1,393	1,845
Total cash and cash equivalents	31,068	38,176

Investment securities, available for sale, at fair value	212,542	196,345
Restricted securities, at cost	3,030	2,900
Loans held for sale	3,584	5,164
Loans, net of unearned income	343,916	345,674
Less: Allowance for loan losses	5,419	5,383
Loans, net	338,497	340,291
Premises and equipment, net	12,027	11,740
Accrued interest receivable	1,354	1,328
Cash surrender value of bank-owned life insurance	14,565	14,413
Investment in limited partnerships	1,399	1,455
Intangible Assets:
Core deposit	1,530	1,639
Goodwill	7,937	7,937
Prepaid FDIC assessment	1,075	1,146
Other assets	2,615	2,143
TOTAL ASSETS	$631,223	$624,677

LIABILITIES
Interest-bearing deposits	$401,348	$397,045
Noninterest-bearing deposits	81,828	85,334
Total deposits	483,176	482,379

Short-term borrowings	59,465	58,288
Long-term borrowings	6,116	6,118
Accrued interest payable	453	497
Other liabilities	9,805	5,980
TOTAL LIABILITIES	559,015	553,262

STOCKHOLDERS' EQUITY
Common stock, par value $1.25 per share; authorized
15,000,000 shares, issued 2,304,422 shares in 2012;
and 2,300,987 shares in 2011	2,881	2,876
Surplus	28,540	28,421
Retained earnings	41,553	40,418
Accumulated other comprehensive income	2,174	2,260
Treasury stock, at cost; 99,400 shares in 2012 and 88,900
shares in 2011	(2,940)	(2,560)
TOTAL STOCKHOLDERS' EQUITY	72,208	71,415
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$631,223	$624,677

CCFNB Bancorp, Inc.

Consolidated Statements of Income

(Unaudited)

	For the Three Months Ended
(In Thousands, Except Per Share Data)	March 31,
	2012	2011

INTEREST AND DIVIDEND INCOME
Interest and fees on loans:
Taxable	$4,240	$4,448
Tax-exempt	282	280
Interest and dividends on investment securities:
Taxable	1,056	1,457
Tax-exempt	167	126
Dividend and other interest income	15	11
Federal funds sold	-	1
Deposits in other banks	18	9
TOTAL INTEREST AND DIVIDEND INCOME	5,778	6,332

INTEREST EXPENSE
Deposits	888	1,224
Short-term borrowings	79	84
Long-term borrowings	40	39
Junior subordinate debentures	-	24
TOTAL INTEREST EXPENSE	1,007	1,371

NET INTEREST INCOME	4,771	4,961

PROVISION FOR LOAN LOSSES	30	80
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	4,741	4,881

NON-INTEREST INCOME
Service charges and fees	368	414
Gain on sale of loans	373	161
Earnings on bank-owned life insurance	126	108
Brokerage	98	60
Trust	149	216
Interchange fees	252	219
Other	228	250
TOTAL NON-INTEREST INCOME	1,594	1,428

NON-INTEREST EXPENSE
Salaries	1,606	1,657
Employee benefits	545	585
Occupancy	262	298
Furniture and equipment	278	301
State shares tax	160	143
Professional fees	163	153
Director's fees	63	68
FDIC assessments	80	149
Telecommunications	64	83
Amortization of core deposit intangible	109	127
Automated teller machine and interchange	185	151
Other	396	429
TOTAL NON-INTEREST EXPENSE	3,911	4,144

INCOME BEFORE INCOME TAX PROVISION	2,424	2,165
INCOME TAX PROVISION	606	555
NET INCOME	$1,818	$1,610

EARNINGS PER SHARE	$0.82	$0.72
CASH DIVIDENDS PER SHARE	$0.31	$0.31
WEIGHTED AVERAGE SHARES OUTSTANDING	2,206,959	2,226,195

	Quarter Ended

(Dollars in Thousands, Except Per Share Data)	3/31/2012	12/31/2011	9/30/2011	6/30/2011	3/31/2011

Operating Highlights

Net income	$1,818	$1,698	$1,628	$1,840	$1,610
Net interest income	4,771	4,741	4,793	4,887	4,961
Provision for loan losses	30	380	30	330	80
Non-interest income	1,594	1,503	1,420	1,989	1,428
Non-interest expense	3,911	3,601	3,982	4,083	4,144

Financial Condition Data:

Total assets	$631,223	$624,677	$625,789	$599,546	$620,106
Loans, net	338,497	340,291	339,437	340,748	338,523
Intangibles	9,467	9,576	9,701	9,826	10,002
Total deposits
Noninterest-bearing	$81,828	$85,334	$78,549	$65,028	$65,574
Savings	76,120	72,865	67,062	67,976	67,983
NOW	79,987	74,811	75,374	72,212	69,902
Money Market	46,090	44,104	44,537	44,458	48,816
Time Deposits	199,151	205,265	212,864	214,731	230,192
Total interest-bearing deposits	401,348	397,045	399,837	399,377	416,893
Core deposits*	284,025	277,114	265,522	249,674	252,275

Selected Ratios

Net interest margin(YTD)	3.47%	3.52%	3.56%	3.58%	3.68%
Annualized return on average assets	1.17%	1.09%	1.09%	1.11%	1.04%
Annualized return on average equity	10.10%	9.68%	9.74%	10.02%	9.44%

Capital Ratios

Total risk-based capital ratio	18.81%	18.17%	19.59%	19.25%	18.68%
Tier 1 capital ratio	17.53%	16.92%	18.33%	18.01%	17.43%
Leverage ratio	9.89%	9.61%	10.28%	10.17%	10.13%

Asset Quality Ratios

Non-performing assets	$5,298	$5,240	$3,933	$3,510	$3,435
Allowance for loan losses	5,419	5,383	5,158	5,211	4,859
Allowance for loan losses to total loans	1.58%	1.56%	1.50%	1.51%	1.42%
Allowance for loan losses to
non-performing loans	104.20%	102.80%	131.13%	148.45%	141.43%

Per Share Data

Earnings per share	$0.82	$0.77	$0.73	$0.83	$0.72
Dividend declared per share	0.31	0.31	0.31	0.31	0.31
Book value	32.75	32.28	31.90	31.59	30.74
Common stock price:
Bid	$35.40	$32.00	$32.60	$34.00	$30.75
Ask	35.65	37.50	38.00	36.55	34.00
Weighted average common shares	2,206,959	2,217,760	2,226,139	2,227,801	2,226,195

* Core deposits are defined as total deposits less time deposits